UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

Dec. 16, 2009

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Truesport Alliances and Entertainment, Ltd.

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(Exact Name of Registrant as Specified in Its Charter)

Nevada

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(State or Other Jurisdiction of Incorporation)

000-53564	26-1395403
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(Commission File Number)	(IRS Employer Identification No.)

5795-A Rogers Street, Las Vegas, Nevada 89118

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(Address of Principal Executive Offices) (Zip Code)

702-543-5141

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(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On Dec. 16, 2009, Sewell Ventures, Inc. and Seven Base Consulting, LLC signed an Acquisition Agreement wherein Sewell Ventures, Inc. exchanged 20,000,000 newly issued common shares for 100% of the outstanding membership interests in Seven Base Consulting, LLC. This gives Seven Base Consulting, LLC’s former membership interest holder’s control of approximately 68% of the outstanding shares of the Issuer.

ITEM 2.02 Results of Operations and Financial Condition.

FORWARD-LOOKING STATEMENTS

This Form 8-K includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated by reference in this Form 8-K which address activities, events or developments which the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof); finding suitable merger or acquisition candidates; expansion and growth of the Company's business and operations; and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. However, whether actual results or developments will conform with the Company's expectations and predictions is subject to a number of risks and uncertainties, including general economic, market and business conditions; the business opportunities (or lack thereof) that may be presented to and pursued by the Company; changes in laws or regulation; and other factors, most of which are beyond the control of the Company.

These forward-looking statements can be identified by the use of predictive, future-tense or forward-looking terminology, such as "believes," "anticipates," "expects," "estimates," "plans," "may," "will," or similar terms. These statements appear in a number of places in this Filing and include statements regarding the intent, belief or current expectations of the Company, and its directors or its officers with respect to, among other things: (i) trends affecting the Company's financial condition or results of operations for its limited history; (ii) the Company's business and growth strategies; and, (iii) the Company's financing plans. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Such factors that could adversely affect actual results and performance include, but are not limited to, the Company's limited operating history, potential fluctuations in quarterly operating results and expenses, government regulation, technological change and competition.

Consequently, all of the forward-looking statements made in this Form 8-K are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequence to or effects on the Company or its business or operations. The Company assumes no obligations to update any such forward-looking statements.

ACQUISITION AND REORGANIZATION

On December 16, 2009, the date of the Acquisition of Seven Base Consulting, LLC. (“7Base”), 7Base was adopted as our business. As such, the following Management Discussion is focused on the current and historical operations of 7Base, and excludes the prior operations of the Registrant.

OVERVIEW

We are a diversified company engaged in the business of designing, manufacturing, selling, distributing, and licensing others the right to resell high quality, branded apparel, sporting goods, fitness equipment, merchandise, training centers and events under their own brand image. In addition, our Company generates additional revenues through the sale of consulting, media, and entertainment services related to the mixed martial arts industry.

We are focused on establishing and positioning our private labeled products and services primarily within the skyrocketing growth sport of Mixed Martial Arts (“MMA”). Operations started in November of 2008. MMA is one of the fastest growing sports in the United States. We believe that the connection with mixed martial arts greatly influences the buying choices made by our target consumers as these events are broadcast to a global audience by television, the internet, theatre and printed media. People are attracted to the venues in which these events are performed and the values they represent, including individual expression, adventure and creativity.

Our activities generate the following principal sources of revenue:

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equipment design and manufacturing;

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branded merchandise sales

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training center operations and event consulting

Although we have multiple sources of revenue, most of our revenue is derived from equipment design and manufacturing.

FISCAL YEAR

Our fiscal year ends on September 30. References to fiscal 2009, for example, refer to our fiscal year ended September 30, 2009.

RESULTS OF OPERATIONS

The following table sets forth our results of operations expressed as a percentage of net sales:

From Inception
through
September 30,
2009

Net sales	100%
Cost of sales	65%
Gross margin	35%

Operating expenses
General and administrative	52%
Guaranteed payments	128%
180%
Operating income (loss)	-145%
Other income	0%
Provision for income taxes	0%
Net income (loss)	-145%

Discussion of the results of operations from inception through September 30, 2009:

Net Sales

Our net sales are comprised of equipment design and manufacturing, branded merchandise sales and consulting revenue. Net sales were $258,559 from inception through September 30, 2009. Net sales reflects the efforts we have made to establish new customer relationships and expand the services that we are providing to our existing customers in the MMA industry.

Gross Margin

Our gross margin consists of net sales less cost of sales. Our cost of sales consists primarily of product costs, wages, royalty expenses, and delivery and installation costs. Our gross margin as a percentage of net sales was 35 percent from inception to September 30, 2009. The positive gross margin was due in part to securing a license administration agreement with TapouT. Another factor that has contributed to the positive gross margin as a percentage of net sales is the consulting services that we provide to our customers in the MMA industry. Our gross margin may fluctuate from period to period due to the mix of products sold, as well as the timing of consulting engagements.

General and Administrative

Our general and administrative expenses consist primarily of wages and related payroll benefits for our administrative employees. These expenses also include legal and accounting professional fees, insurance, rent, sales and marketing, and other general corporate expenses. General and administrative expenses were 52 percent of net sales from inception through September 30, 2009.

Guaranteed payments

Guaranteed payments incurred during the period from inception through September 30, 2009 relate primarily to stock based compensation paid to the founders of the Company for services rendered. Guaranteed payments continued to accrue through December 31, 2009 for accrued compensation to be paid to the founders of the Company for services rendered.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is limited historical financial information about us upon which to base an evaluation of our performance. We have one year of operations and have generated minimal revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

We are seeking equity financing to provide for the capital required to implement our operations. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

LIQUIDITY AND CAPITAL RESOURCES

The Company had cash of $4,624 and current assets of $56,633 as of September 30, 2009. On the same date, current liabilities outstanding totaled $235,793.

Since inception, the Company has expended substantial resources on formulating and developing its business plan. Consequently, we have sustained substantial losses. The Company has an accumulated deficit of $374,299 at September 30, 2009.

COMMITMENTS

The following commitments are significant to the plans and operations of the Company:

On March 1, 2009 the Company entered into a lease agreement with a company that is owned by four of the shareholders of the Company to sublease office space in Las Vegas, Nevada. Rent expense under the agreement was $4,000 for the period from March 1, 2009 through September 30, 2009. Future minimum rent payments under the lease agreement are $1,000 per month through February 28, 2010, with an option to extend the lease on a month-to-month basis.

On May 26, 2009 the Company entered into a license administration agreement with TapouT, LLC (“TapouT”) to administer licenses to third parties to operate MMA gym facilities and standalone training centers under the TapouT name. Under the license agreement, the Company pays royalties to TapouT totaling 15 percent of net sales of TapouT branded equipment, 5 percent of net sales of future private label branded equipment, 50 percent of license fees for TapouT training centers and TapouT MMA clubs, and three percent of gross membership fees generated by TapouT training centers and TapouT MMA clubs. The license administration agreement also requires that the Company implement and administer a minimum of ten licenses during each of the calendar years ended December 31, 2010, 2011, 2012, and 2013, of which a minimum of eight are required to be standalone TapouT training centers.

On November 18, 2009, the Company entered into a royalty agreement with two related party shareholders which requires the Company to pay a royalty of 3.5 percent to the each of the two related party shareholders calculated on the gross profits generated from sales of TapouT branded equipment. The agreement stipulates that no royalties will be paid on the first $1,200,000 of net revenue generated from TapouT branded equipment sales. As of December 31, 2009, the Company has not incurred any expenses in connection with this royalty agreement.

CONTRACTUAL OBLIGATIONS:

We have contractual obligations to TapouT, LLC. See the discussion at commitments section above.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2009, the FASB approved the “FASB Accounting Standards Codification” (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP to be launched on July 1, 2009. The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification is effective for interim and annual periods ending after September 15, 2009. The Codification is effective for the Company in the interim period ending December 31, 2009 and the Company does not expect the adoption to have a material impact on its financial position, results of operations or cash flows.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-05 “Fair Value Measurement and Disclosures Topic 820 – Measuring Liabilities at Fair Value”, which provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. This update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: (1) A valuation technique that uses: (a) The quoted price of the identical liability when traded as an asset (b) Quoted prices for similar liabilities or similar liabilities when traded as assets. (2) Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. The Company does not expect the adoption of this update to have a material impact on its financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-08 “Earnings Per Share – Amendments to Section 260-10-S99”,which represents technical corrections to topic 260-10-S99, Earnings per share, based on EITF Topic D-53, Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42, The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The Company does not expect the adoption of this update to have a material impact on its financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-09 “Accounting for Investments-Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees”. This update represents a correction to Section 323-10-S99-4, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee. Additionally, it adds observer comment Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees to the Codification. The Company does not expect the adoption to have a material impact on its financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-12 “Fair Value Measurements and Disclosures Topic 820 – Investment in Certain Entities That Calculate Net Assets Value Per Share (or Its Equivalent)”, which provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this update, such as the nature of any restrictions on the investor’s ability to redeem its investments a the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be make by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B. The disclosures are required for all investments within the scope of the amendments in this update regardless of whether the fair value of the investment is measured using the practical expedient. The Company does not expect the adoption to have a material impact on its financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our investors.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 18, 2009 a related party loaned the Company $50,000. The note bore interest at eight percent annually and the principal and accrued interest is due on March 18, 2010. During March 2010, the note was refinanced with a new maturity date of May 26, 2010, an annual interest rate of five percent, and a conversion feature whereby the promissory note is convertible to common stock at an exercise price of 50 percent below the average trading price for the five day period prior to the date of conversion, with a minimum conversion price of $0.50 per share and a maximum conversion price of $1.50 per share.

The Company borrowed $144,340 from various investors under convertible notes payable from January 2010 to March 2010. The promissory notes mature on May 26, 2010, bear interest at five percent annually, and are convertible to common stock at an exercise price of 50 percent below the average trading price for the five day period prior to the date of conversion, with a minimum conversion price of $0.50 per share and a maximum conversion price of $1.50 per share.

ITEM 3.02 Unregistered Sales of Equity Securities.

On March 31, 2010, the Company issued 900,000 shares of common stock through a private placement memorandum at $0.25 per share for total proceeds of $225,000.

ITEM 5.01 Changes in Control of Registrant

On Dec. 16, 2009, Sewell Ventures, Inc. and Seven Base Consulting, LLC signed an Acquisition Agreement wherein Sewell Ventures, Inc. exchanged 20,000,000 newly issued common shares for 100% of the outstanding membership interests in Seven Base Consulting, LLC. This gives Seven Base Consulting, LLC’s former membership interest holder’s control of approximately 68% of the outstanding shares of the Issuer.

Also on Dec. 16, 2009, the Board of Directors elected Scott Ence as Director, President, Secretary and Treasurer of the Issuer.

On January 15, 2010, the Issuers name was changed with the State of Delaware from Sewell Ventures, Inc. to Truesport Alliances, Ltd.

On January 27, 2010, the corporation redomiciled (solely for the purpose of redomicile) to the State of Nevada and changed its name to Truesport Alliances & Entertainment, Ltd.

Truesport Alliances & Entertainment, Ltd. (“Truesport”) provides products and services to the Mixed Martial Arts (“MMA”) and fitness industries. MMA has become the fastest growing sport in the world over the last two years and has experienced an explosive growth during a recessionary economy. Truesport has mirrored that growth since its inception. The company has proven this through its selective alignment and fulfillment for the top brands in both respective industries.

Target Market

Truesport currently operates primarily in the North American area, targeting a wide customer base including business entrepreneurs, MMA specific events, participants, spectators and fitness enthusiasts. The age demographics range from 6-to-45 years old, from both gender categories. For entrepreneurs, we offer training center business development and design services, private labeled MMA equipment, and third-party products and services distribution. For the MMA-specific events, we provide equipment logistics and branding that is unparalleled in the industry. Both the entrepreneur and event groups provide entertainment and services to the largest target market, the MMA participants, spectators, and fitness enthusiasts. For this market, we provide lifestyle facilities where our audience enhances their performance and skills, improves their health, and have the opportunity to purchase merchandise associated with the sky-rocketing sport of MMA.

The Vision and Mission Statement of the Company

We take the challenges of life and turn them into opportunities to grow by bringing the excitement of mixed martial arts and entertainment and delivering it to the public in the form of healthy lifestyles, quality training equipment, and products that make dreams a reality.

Business Strategy

Overview

By aligning our company to the fastest growing mainstream sport in the U.S., we have positioned Truesport to be the largest and finest supplier of goods and services to this industry worldwide. Truesport has built a portfolio of products and services for an audience of consumers who thrive on the energy of MMA. As the equipment and services supplier to MMA’s elite, including the UFC, WEC, Strikeforce, King of the Cage and Gold’s Gym, we first established our authenticity as a functional and respected equipment supplier to the MMA community. We are continuing to seek ways to expand our scope of services within the world of fitness and the MMA culture by offering opportunities that transcend most brands in the industry. Our business and financial models are highly scalable and combine the strength of high-impact relevant MMA markets and our core competency in business consulting, manufacturing and event equipment logistics services. This combined experience favorably differentiates us within the market by giving us a competitive advantage.

Rollout Strategy

Truesport currently has three active TapouT Training Centers and three active TapouT MMA Clubs (situated inside of Gold’s Gyms in Las Vegas, NV and San Diego, CA) and has a strategy to open an additional 219 locations within five years. Initially the locations will be built utilizing external funding through the licensing program, however, within the first year we anticipate the activation of the corporate-owned facilities thus increasing the profit margin of each location by nearly 500 percent. To achieve these goals, we have identified the following critical elements:

TAPOUT TRAINING CENTER/MMA CLUB ACTIVATION SCHEDULE
2010
	MMA CLUBS	CONVERSION	LEVEL 1	LEVEL 2	TOTAL	RUNNING TOTAL
January-10	0	0	1	0	1	2
February-10	0	0	1	0	1	3
March-10	0	0	1	0	1	4
April-10	1	0	1	0	2	6
May-10	0	1	1	0	2	8
June-10	0	0	1	1	2	10
July-10	1	0	1	0	2	12
August-10	0	1	1	0	2	14
September-10	0	0	1	1	2	16
October-10	1	0	1	0	2	18
November-10	0	1	1	0	2	20
December-10	0	0	1	1	2	22
2010 TOTAL	3	3	12	3	21	22

Table 3: Training Center Activation Schedule

In Q1 2011, we expect to have a running total of 30 training centers; by Q2, 37; by Q3, 45, and by Q4, 52. In 2012, we will have a running total of 100. In 2013, we have forecasted 154 locations. By 2014 we will have 220 facilities open.

Rounded Portfolio of Consulting/Design/Build Services

The initial plan involves expanding the currently offered services of business development and equipment fulfillment to include real estate, construction, third-party equipment fulfillment and personnel management services. By continually expanding our scope of work provided to independently-owned training centers, Truesport can better identify the strategic partnerships and highest profit margins for all services and products to be placed into TapouT Training Centers. Upon identification of the optimal revenue streams, Truesport will launch the corporate model.

Higher Channel Margins

By providing initial business plan consulting services and financial models based upon successful MMA/fitness training centers, we can ensure the initial build-out costs and process runs efficiently thus ensuring higher profit margins for each licensee as well as provide Truesport an elevated revenue stream from each location.

Superior Product Value

TapouT Training Centers and MMA Clubs offer facilities designed for optimal use of available space. Couple the streamlined design with the highest quality equipment available to the public and commercial market, the TapouT Training Centers have already become known as the premier locations for training for individuals interested in pursuing a career in the MMA industry and for fitness enthusiasts.

Business Growth Strategy

Truesport is in the process of establishing a significant market share in the MMA manufacturing and consulting industry first in the United States then in other countries. We currently have over 1000 active members within the existing TapouT Training Centers. Our clients are located in California, Massachusetts, Nevada, and Quebec.

At present our event equipment logistics and consulting divisions represent more than 20 percent of the MMA companies within the market. Additionally, Truesport provides logistical support for many of the televised events seen on broadcast primetime television.

Entrepreneurs for New Training Center & Equipment (TapouT and non-TapouT)

Truesport offers one of the most unique and fastest growing brands in the market today. With the MMA industry growing at unprecedented rates and the combination of the recession-proof health club market, the TapouT Training Center has matched a brand synonymous with the most elite MMA experience possible and the ever lucrative fitness facility platform.

Over the past 20 years, people that belong to health clubs have doubled. Economically, the fitness facility industry continues to grow averaging an eight percent annual growth rate since the early ‘90s.

Entrepreneurs that are interested in a turnkey opportunity have full assistance in real estate and site selection, build out and design, business plan and financing, and year-round marketing and sales support, not to mention the world’s most recognized name in the MMA TapouT. For existing fitness facility owners, offering a segment of MMA in an established gym can add an unbudgeted profit center by diversifying the end users experience. Whether private labeling a broad spectrum of MMA equipment or re-branding with the TapouT equipment, Truesport offers a quality that is second to none.

Existing Businesses for Equipment and Conversion to TapouT

The TapouT Training Center and the TapouT MMA equipment line is an avenue for associating an existing business with the industry’s leading brand.

Our concept enables us to offer our exclusive manufactured MMA product lineup with the elite TapouT name branded on all equipment, or to convert an existing fitness facility into a fully functioning TapouT Training Center.

The quality of all components under the TapouT MMA equipment brand extends well beyond competitors standards and excels in the industry. With cutting edge technology, the TapouT equipment is the leader in MMA gear.

Existing fitness facilities can enjoy a full conversion to the TapouT Training Center, giving current owners more tools to recruit and retain members and create new revenue streams. Our turnkey operational systems enables current owners a flawless roll-over into the TapouT Training Center by offering a full complement of MMA classes and superior training.

Obtaining Members for the MMA Gyms

Quality and a diversified physical workout experience at competitive prices, supported by the industry's most progressive MMA training is the core of Truesport training center membership platform. Designed for everyone at all fitness levels, the TapouT Training Center is a predominately a class based fitness facility with a full schedule that features a variety of MMA themed training. In addition to a broad spectrum of martial arts instruction, the majority of the cardio/fitness classes are non-contact. Amateur and professional fighters have the opportunity to train with TapouT Certified Instructors. Classes or private sessions are available with some of the world’s most decorated instructors. Additionally, TapouT Training Center offers children’s classes available for all ages and skill levels.

Accessing New Markets

Truesport has tapped into a market never before penetrated. Thirteen-to-18 year olds year olds is one of the most sought after and nearly impossible market for any business to obtain, especially in the fitness facility industry. While many industry leaders, like Nike’s Velocity Sports Training Center, have tried to cultivate a strong membership base for exclusive teen fitness facilities, it is known that teen athletes often opt to participate in extra-curricular activities primarily offered by their local public school. With membership sales skyrocketing in this demographic, TapouT Training Centers offer classes and training to teens that either help supplement their current training routines or is their primary source of fitness training.

Milestones

2010 Milestone	Q1	Q2	Q3	Q4
TapouT Training Center Licensees	Obtain four (4) new licensees	Obtain six (6) new licensees	Obtain six (6) new licensees	Obtain six (6) new licensees
Licensee Services	Implement TOTC licensee services for: Business plans Website creation Website hosting Custom graphics Project management Retail pro shop Layout design	Continue Q1 services and implement operations manual and employee handbook services; and activate CRM back-office solution agreement.	Continue Q2 services and implement custom graphic design and marketing strategies.	Continue Q3 services and implement staffing services, including instructor and manager certification programs.
Equipment Manufacturing	Agreements: Truesport – 1 Event Mat Covers - 6 TO Equipment – 1 Training Center – 2 UFC gyms – 1 Implement LV textile factory	Agreements: Truesport– 1 Event Mat Covers – 6 TO Equipment – 3 Training Center – 3 UFC Gyms – 1	Agreements: Truesport – 3 Event Mat Covers – 8 TO Equipment – 5 Training Center – 4 UFC Gyms - 2	Agreements: Truesport – 3 Event Mat Covers – 7 TO Equipment – 4 Training Center =4 UFC Gyms - 1
Event Logistics	Obtain five (5) major event contracts	Increase Q1 contracts by 10%	Increase Q2 contracts by 10%	Increase Q3 contracts by 10%
Las Vegas TapouT Training Center	Set initial membership goals, create class schedule, and set up retail pro shop.	Continue to increase membership and add new classes. Improve retail display including TapouT Training Center branded cash wraps.	Continue to increase membership and add new classes. Create in-facility retail promotions.	Continue to increase new membership, and new classes, and continue to promote the pro shop.

Sales and Marketing Strategy

Overview

Truesport provides hands-on executive leadership to establish and achieve the company’s strategic goals. Using a dynamic approach to success, Truesport works to develop and improve our customer relationships, seek out new clients and sales opportunities, and initiate action plans to secure new business. The development and implementation of our effective strategic sales plan will attract, retain, train, and motivate a diverse sales force capable of driving revenue, closing sales and predicting the future needs of our clients.

Sales Strategy

The sales team fosters and manages customer relationships. The sales team territory parameters and size are non-exclusive. The sales team uses their territories for lead distribution. The sales team contacts suspects weekly to identify and qualify prospects and generates new qualified leads weekly through prospective follow-up calls.

Target Equipment Sales Accounts

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Present to multiple target accounts quarterly

•

Generate proposals from target accounts quarterly

Key Accounts

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Update all identified key accounts with company’s complete offer

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Grow existing key accounts

TapouT Training Centers

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Generate business plan proposals weekly

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Develop marketing plans

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Secure project management services

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Qualify and obtain licensing quotas per Pro Forma

Marketing Strategy

Truesport will implement our marketing strategy and market plan by delivering market messages to our prospects and customers by a variety of communication vehicles. By engaging an array of mixed marketing vehicles, each of Truesport’s diversified divisions will deliver our message to our target markets in accord with our marketing budget. Truesport will utilize the most common marketing vehicles as well as some non-traditional methods. Amongst some of the marketing vehicles to be engaged will be:

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Advertising

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Agencies

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Broadcast media

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Brochures

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Case studies

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Consultants

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Direct mail

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Directories/databases

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E-mail marketing

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Event marketing

Guerilla marketing

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Hosting

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Integrated marketing

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Networking events

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Online/social networking

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Podcasting

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Print

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Print displays

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Professional assistance

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Fliers Search engine optimization

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Signage

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Telemarketing & telesales

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Trade magazines

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Web analytics

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Webcasting

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Website

Target Accounts

Target accounts are those companies we have yet to do business with but feel have a strong opportunity to benefit from a relationship with Truesport. UFC will be split into two accounts: UFC gyms and UFC events.

Key Accounts

UFC Gyms:

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Sell one cage and bag rack for each UFC Gym being built this year. It is estimated by the UFC Gym group estimates that they will open 12 facilities this year.

UFC Events:

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Provide all cage services, including but not limited to cages, vinyl, canvas, design, print, graphics, and labor. Truesport looks to become the exclusive cage builder for UFC.

TapouT Training Centers:

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Goal is to license over 200 training centers by 2014.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2010 a special shareholders meeting was held in which a new Board of Directors was elected. On February 2, 2010 a special Board of Directors meeting was held in which new officers were elected. The following were elected to the Board of Directors and as Officers to serve until the next regularly scheduled election:

Name	Title
Eddie Wenrick	CEO
Scott Ence	President and Chairman of the Board of Directors
David Thistle	Board Member
Kekoa Quipotla	Vice President of Marketing and Board Member
Brent Stuchlik	Director and Board Member
Michael Dobbins	Board Member
Todd Youren	Secretary

Eddie Wenrick

Mr. Wenrick has over 30 years executive experience in the business consulting and entertainment industry, including broadcasting, film, television, and celebrity management. His well-rounded entertainment experience complements Truesport’s event management and popular media awareness strategy. As the CEO of Akon’s Hitlab.com and Caribou Music and Film Executive Vice President, Mr. Wenrick developed international and strategic relationships with entertainment industry partners to generate over $100 million dollars in gross revenue from recording artists and musical production.

Recently Mr. Wenrick pursued entertainment development projects at Weintraub Entertainment Group, and Internet marketing promotions and video streaming for major gaming resort properties, such as MGM Mirage and Harrah’s.

Scott Ence

With over 21 years of experience in the health and fitness industry, Mr. Ence’s groundwork includes involvement in many of the industry’s cutting-edge business models. Mr. Ence began his career as sales manager for Mega Pro Sports Nutrition Company, gaining the experience necessary to open and operate four top-producing Max Muscle Sports Nutrition stores. Mr. Ence sold them back to Max Muscle in 2002. Mr. Ence has owned and operated a nutrition distribution company and an anti-aging clinic over a ten-year period.

Recently Mr. Ence owned and operated Fight Club Las Vegas, which has now evolved into the TapouT R & D Training Center.

David Thistle

From 1997 to 2009, David Thistle served as CEO of an advertising specialty company with concentrations in marketing design, brand development, silk screen printing, embroidery, and importing. While at Monarch, Mr. Thistle’s leadership skills transformed the company into the largest promotional company in Nevada. Specializing in customer relationships, he spearheaded business agreements in the casino gaming, hospitality, retail, and MMA industries. Currently Mr. Thistle is a managing member of TNA Vegas, LLC, a business development company offering apparel licensing, food distribution, marketing design, and brand development services.

Kekoa Quipotla

A global image maker and marketer with 12 years of experience in sports, travel, hospitality, lifestyle and entertainment, Mr. Quipotla has created and executed marketing plans, licensing programs, advertising campaigns, special events and public relations for major companies, world class athletes, musical artists, celebrities, and hotels. Mr. Quipotla has recently worked in the MMA industry, acquiring licenses and developing brands such as TapouT, Gold’s Gym, UFC, and Throwdown.

Mr. Quipolta has played a major role in developing the TapouT Training Centers and TapouT MMA Clubs concept. Mr. Quipotla has built strong relations with MMA industry professionals, such as Shawn Tompkins; Kevin Randleman, Mark Coleman, Michael Bisping, Sam Stout, BJ Penn, Mike Dolce, Vinny Magahlaes, as well as media relations with Sherdog, Fighters Only, Ultimate MMA, Combat Lifestyle, and brands like Sinister, Combat Clothing, Bad Boy, TapouT and Hitman Fight Gear.

Brent Stuchlik

A former U.S. Army Ranger, Mr. Stuchlik brings forth an impeccable work ethic and understands operating systems development and how to adapt operating systems to changing environments. For the last 10 years he has been enveloped in all aspects of the MMA community. Mr. Stuchlik has an undefeated record in both professional muay thai and MMA competition and has developed training programs for world champion athletes. Mr. Stuchlik understands the functionality behind the systems required to create an unparalleled operational plan.

Approximately six years ago, Mr. Stuchlik graduated from the training side of MMA and fitness to managing some of the most profitable gyms in the country. His operational experience began with managing City Boxing in San Diego and progressed to developing Southern California’s first fully functional MMA gym. In 2006, Mr. Stuchlik joined the Throwdown Industries, Inc. team to consult and develop MMA facilities. Since that time, Mr. Stuchlik has overseen the development of some of the country’s top training centers, such as Xtreme Couture Las Vegas, Vancouver, West Palm Beach and New York (Randy Couture); The Lab (Royce Gracie); Alliance Training Center; Throwdown Elite Orem and San Diego.

Michael Dobbins

Mr. Dobbins is a partner in a Nevada accounting firm and has 27 years of public accounting experience. Mr. Dobbins experience also includes business valuation and litigation support.

Mr. Dobbins has a bachelor’s degree in business administration and a MBA. He has valued various businesses to assist in mergers, spinoffs and other changes in ownership, along with participating in several compensations committees to determine executive compensation.

Todd Youren

Mr. Youren was born and raised in Idaho and graduated with a bachelor’s degree in quantitative management in 1985. Mr. Youren joined a start-up computer company in 1984 and focused on data entry. Mr. Youren sold ownership 20 years later, retiring as the vice-president and general manager. From 2003 to 2005, Mr. Youren was the financial director of a Las Vegas-based company specializing in the multiple healthcare operations.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On January 27, 2010, the corporation redomiciled (solely for the purpose of redomicile) to the State of Nevada and changed its name to Truesport Alliances & Entertainment, Ltd. On January 28, 2010 the Restated Articles as approved by the shareholders (and filed as part of the registrants 14C filed January 11, 2010).

ITEM 7.01 Financial Statements, Pro Forma Financial Information and Exhibits.

a) Financial Statements of Business Acquired

TRUESPORT ALLIANCES & ENTERTAINMENT, LTD.

(formerly SEVEN BASE CONSULTING, LLC)

FORM 8-K

September 30, 2009

INDEX

PART I— FINANCIAL INFORMATION

Financial Statements	F-1

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders of

Truesport Alliances & Entertainment, Ltd.

We have audited the accompanying balance sheet of Truesport Alliances & Entertainment, Ltd. (formerly Seven Base Consulting, LLC) as of September 30, 2009, and the related statements of operations, stockholders’ deficit, and cash flows for the period from October 17, 2008 (inception) through September 30, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Truesport Alliances & Entertainment, Ltd. as of September 30, 2009, and the results of its operations and cash flows for the period from October 17, 2008 (inception) through September 30, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred losses since inception. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ L.L. Bradford & Company, LLC

April 20, 2010

Las Vegas, Nevada

TRUESPORT ALLIANCES & ENTERTAINMENT, LTD.

(formerly SEVEN BASE CONSULTING, LLC)

TRUESPORT ALLIANCES & ENTERTAINMENT, LTD.
(formerly SEVEN BASE CONSULTING, LLC)
Balance Sheet

September 30,
2009
ASSETS
Current assets:
Cash	$4,624
Accounts receivable	26,102
Related party advances	10,882
Inventory	12,500
Prepaid Expenses	2,525
Total current assets	56,633
Related party notes receivable	207,555
Property, plant and equipment:
Furniture and equipment	20,260
Computers and equipment	7,250
Leasehold improvements	5,525
MMA gym buildouts	90,877
123,912
Less accumulated depreciation	(4,786)
119,126
$383,314

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$60,749
Accrued compensation	49,440
Related party accrued compensation	105,850
Deferred revenue	19,754
Total current liabilities	235,793
Related party notes payable	42,000
Notes payable to stockholders	362,945
640,738
Commitments and contingencies
Stockholders' deficit:
Preferred stock, $0.0001 par value; 25,000,000 shares authorized;
none issued and outstanding	--
Common stock, $0.0001 par value; 100,000,000 shares authorized;
20,000,000 shares issued and outstanding at September 30, 2009	2,000
Common stock, additional paid-in capital	115,875
Stock subscription notes receivable	(1,000)
Accumulated deficit	(374,299)
Total stockholders' deficit	(257,424)
$383,314

See accompanying notes to the financial statements.

TRUESPORT ALLIANCES & ENTERTAINMENT, LTD.
(formerly SEVEN BASE CONSULTING, LLC)
Statement of Operations

From Inception
through
September 30,
2009

Net sales	$258,559
Cost of sales	167,705
Gross margin	90,854

Operating expenses
General and administrative	134,145
Guaranteed payments	331,008
465,153
Operating loss	(374,299)
Other income	-
Net loss before provision for income taxes	(374,299)
Provision for income taxes	-
Net loss	$(374,299)

Net loss per share	$(0.02)

Weighted average shares outstanding - basic and diluted	18,446,362

See accompanying notes to the financial statements.

TRUESPORT ALLIANCES & ENTERTAINMENT, LTD.
(formerly SEVEN BASE CONSULTING, LLC)
Statement of Stockholders' Deficit
From inception to September 30, 2009

				Stock
			Additional	subscriptions		Total
	Common stock		paid-in	notes	Accumulated	stockholders'
	Shares	Amount	Capital	receivable	deficit	deficit
Balance at inception,
October 17, 2008	--	$--	$--	$--	$--	$--
Stock issued to Founders for services	13,149,400	1,315	90,093	(657)	--	90,751
Stock issued for cash and equipment	6,850,600	685	25,782	(343)	--	26,124
Net loss	--	--	--	--	(374,299)	(374,299)
Balance,
September 30, 2009	20,000,000	$2,000	$115,875	$(1,000)	$(374,299)	$(257,424)

See accompanying notes to the financial statements.

TRUESPORT ALLIANCES & ENTERTAINMENT, LTD.
(formerly SEVEN BASE CONSULTING, LLC)
Statement of Cash Flows

From Inception
through
September 30,
2009
Cash flows from operating activities:
Net loss	$(374,299)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	4,786
Stock based compensation expense	90,751
Changes in current assets and liabilities:
Accounts receivable	(26,102)
Related party advances	(10,882)
Inventory	(12,500)
Prepaid Expenses	(2,525)
Accounts payable	60,749
Accrued compensation	49,440
Related party accrued compensation	105,850
Deferred revenue	19,754
Net cash used in operating activities	(94,978)
Cash flows from investing activities:
Capital expenditures	(107,912)
Loans to related parties	(207,555)
Net cash used in investing activities	(315,467)
Cash flows from financing activities:
Proceeds from notes payable	42,000
Proceeds from notes payable to shareholders	362,945
Proceeds from stockholders	10,124
Net cash provided by financing activities	415,069
Net increase in cash	4,624
Cash, at beginning of period	--
Cash, at end of period	$4,624

Supplemental disclosures of cash flow information:
Cash paid for interest during the year	$--

Cash paid for income taxes	$--

Schedule of non-cash investing and financing activities:
Equipment contributed by shareholders in exchange for stock	$16,000

See See accompanying notes to the financial statements.

TRUESPORT ALLIANCES & ENTERTAINMENT, LTD.

(formerly SEVEN BASE CONSULTING, LLC)

Notes to Financial Statements

September 30, 2009

NOTE 1 – ORGANIZATION AND BUSINESS COMBINATION

Truesport Alliances & Entertainment, Ltd. (formerly Sewell Ventures, Inc. and referred to herein as “Truesport” or the “Company”) was incorporated under the laws of the State of Delaware on April 27, 2007 to search for investment opportunities.

On December 16, 2009, the Company acquired Seven Base Consulting, LLC, d.b.a. “7Base” a privately owned Nevada limited liability company (“7Base”), pursuant to an Acquisition Agreement (the “Exchange”). 7Base was organized under the laws of the State of Nevada on October 17, 2008. 7Base is a diversified company engaged in the business of designing, manufacturing, selling, distributing, and licensing to others the right to resell high quality, branded apparel, sporting goods, fitness equipment, merchandise, training centers and events under their own brand image. In addition, 7Base generates additional revenues through the sale of consulting, media, and entertainment services related to the mixed martial arts industry. Upon consummation of the Exchange, the Registrant adopted the business plan of 7Base.

Pursuant to the terms of the Exchange, the Company acquired 7Base in exchange for an aggregate of 20,000,000 newly issued shares (the “Exchange Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), resulting in an aggregate of 29,200,000 shares of the Company common stock issued and outstanding. As a result of the Exchange, 7Base became a wholly-owned subsidiary of the Company. The Company shares were issued to the members of 7Base on a pro rata basis, on the basis of the membership interests of 7Base held by such 7Base members at the time of the Exchange.

As a result of the ownership interests of the former shareholders of 7Base, for financial statement reporting purposes, the merger between the Company and 7Base has been treated as a reverse acquisition with 7Base deemed the accounting acquirer and the Company deemed the accounting acquiree under the purchase method of accounting in accordance with paragraph 805-40-05-2 of the FASB Accounting Standards Codification. The reverse merger is deemed a capital transaction and the net assets of 7Base (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the combination. The acquisition process utilizes the capital structure of the Company and the assets and liabilities of 7Base which are recorded at historical cost. The equity of the Company is the historical equity of 7Base retroactively restated to reflect the number of shares issued by the Company in the transaction. The financial statements presented herein reflect the balance sheet, statement of operations, statement of stockholder’s deficit, and statement of cash flows of 7Base as of and for the period from inception to September 30, 2009.

Seven Base Consulting, LLC (“7Base”), is a limited liability company organized on October 17, 2008 under the laws of the State of Nevada.

The following schedule presents the unaudited pro forma condensed statements of operations of the Company from inception through September 30, 2009 as if the Exchange had occurred at the inception date of October 17, 2008. The unaudited pro forma information is not necessarily indicative of the results of operations of the combined company had these events occurred at the inception date, nor is it necessarily indicative of future results.

Pro Forma From Inception Through September 30, 2009 (unaudited)

Net sales	$258,559
Cost of sales	167,705
Gross margin	90,854
Operating expenses
General and administrative	147,540
Guaranteed payments	331,008
478,548
Net loss	$(387,694)

Net loss per share	$(0.01)

Weighted average shares outstanding - basic and diluted	27,646,362

NOTE 2 – SUMMARY OF ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP), and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 8-K and Article 8 of Regulation S-X. The financial statements presented herein reflect the balance sheet, statement of operations, statement of stockholder’s deficit, and statement of cash flows of 7Base as of and for the period from inception to September 30, 2009.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Property and Equipment

The Company records property and equipment at cost. Depreciation is calculated on the straight-line method over the estimated useful life of the depreciable property. The estimated useful lives of the respective property and equipment are as follows:

Computer equipment	3 years
Office furniture and equipment	5 years
Gym equipment	5 years
Leasehold improvements	15 years

Depreciation expense from inception to September 30, 2009 was $4,786.

Revenue Recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net loss per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares and potentially outstanding shares of common shares during each period. There are no dilutive common shares or dilutive potentially outstanding shares of common stock during the periods reported.

Equity based payments

Equity based payments to non-employees are accounted for in accordance with section 505-50-30 of the FASB Accounting Standards Codification, which requires that share-based payment transactions with nonemployees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

Recently Issued Accounting Pronouncements

On June 5, 2003, the United States Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-9072 on October 13, 2009. Under the provisions of Section 404 of the Sarbanes-Oxley Act, public companies and their independent auditors are each required to report to the public on the effectiveness of a company’s internal controls. The smallest public companies with a public float below $75 million have been given extra time to design, implement and document these internal controls before their auditors are required to attest to the effectiveness of these controls. This extension of time will expire beginning with the annual reports of companies with fiscal years ending on or after June 15, 2010. Commencing with its annual report for the year ending September 30, 2010, the Company will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

•

of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•

of management’s assessment of the effectiveness of its internal control over financial reporting as of year-end; and

•

of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

Furthermore, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In June 2009, the FASB approved the FASB Accounting Standards Codification (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP to be launched on July 1, 2009. The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification is effective for interim and annual periods ending after September 15, 2009.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-05 “Fair Value Measurement and Disclosures Topic 820 – Measuring Liabilities at Fair Value”, which provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. This update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: (1) A valuation technique that uses: (a) The quoted price of the identical liability when traded as an asset (b) Quoted prices for similar liabilities or similar liabilities when traded as assets. (2) Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. The Company does not expect the adoption of this update to have a material impact on its financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-08 “Earnings Per Share – Amendments to Section 260-10-S99”,which represents technical corrections to topic 260-10-S99, Earnings per share, based on EITF Topic D-53, Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42, The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The Company does not expect the adoption of this update to have a material impact on its financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-09 “Accounting for Investments-Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees”. This update represents a correction to Section 323-10-S99-4, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee. Additionally, it adds observer comment Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees to the Codification. The Company does not expect the adoption to have a material impact on its financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-12 “Fair Value Measurements and Disclosures Topic 820 – Investment in Certain Entities That Calculate Net Assets Value Per Share (or Its Equivalent)”, which provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this update, such as the nature of any restrictions on the investor’s ability to redeem its investments a the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be make by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B. The disclosures are required for all investments within the scope of the amendments in this update regardless of whether the fair value of the investment is measured using the practical expedient. The Company does not expect the adoption to have a material impact on its financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – MANAGEMENT PLANS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As reflected in the accompanying financial statements, the Company had an accumulated deficit of $374,299 as of September 30, 2009.

While the Company does have an accumulated deficit of $374,299 as of September 30, 2009, the Company had sales of $258,559 from inception to September 30, 2009 which generated a gross profit of $90,854. The Company believes in the viability of its strategy to produce sales volume and in its ability to grow organically; however, the Company intends to seek additional financing through a private placement memorandum. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business strategy and to generate sufficient revenues. Management believes that the actions presently being taken to implement the Company’s strategy provide the opportunity for the Company to continue as a going concern.

NOTE 4 – RELATED PARTY ADVANCES

From inception to September 30, 2009, the Company made advances to three related party stockholders including one director. The balance of advances to related parties totaled $10,882 as of September 30, 2009.

NOTE 5 – RELATED PARTY NOTES RECEIVABLE

From inception to September 30, 2009, the Company loaned $207,555 to four related party stockholders including two directors and the President and Chief Executive Officer of the Company who is also a director. The loans are non interest bearing and are payable on demand. The balance of notes receivable from related parties totaled $207,555 as of September 30, 2009.

NOTE 6– ACCRUED COMPENSATION AND RELATED PARTY ACCRUED COMPENSATION

The Company entered into compensation agreements with several independent contractors which provide for guaranteed minimum payments to the contractors through December 31, 2009. Related party accrued compensation includes accrued compensation due to five stockholders including one director and the President and Chief Executive Officer who is also a director totaling $105,850 as of September 30, 2009. The accrued compensation to related party stockholders is payable in-full on July 15, 2010 and the Company will pay interest at four percent annually commencing on January 1, 2010. The unpaid portion of these contracts has been recorded in accrued compensation on the accompanying balance sheet.

NOTE 7– DEFERRED REVENUE

The Company received deposits from customers for goods and services which were not rendered or delivered as of September 30, 2009. The deposits received from the customer totaled $19,754 as of September 30, 2009. The revenue associated with this contract has been included in deferred revenue as of September 30, 2009 and will be recognized upon completion of the services and delivery of the goods.

NOTE 8 – NOTES PAYABLE AND RELATED PARTY NOTES PAYABLE

In connection with the build-out of two Mixed Martial Arts (“MMA”) gym facilities, the Company borrowed funds from a related party to finance an MMA gym build-out. As of September 30, 2009 the Company had borrowed $42,000 in connection with this MMA gym build-out. The related party note payable bears no annual interest but is to be repaid according to the following terms:

On September 28, 2009 the Company entered into an agreement with an unrelated party and a related party stockholder. The agreement requires the Company to pay one third of net revenue generated from the MMA gym to the unrelated party and one third of the net revenue generated from the MMA gym to the related party stockholder. The agreement also requires the Company to pay ten percent of the Company’s one third share of the net revenue generated from the MMA gym to the related party stockholder until the loan from the related party stockholder totaling $42,000 has been repaid in full.

Additionally, related party stockholders have loaned the Company $362,945 as of September 30, 2009. These loans from stockholders were converted to notes payable on December 31, 2009 and the notes accrue interest at four percent annually beginning on January 1, 2010. The principal and any accrued interest will be payable in full on December 31, 2011.

NOTE 9 – INCOME TAXES

The Company’s total deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for federal income tax purposes. The Company has recognized a valuation allowance equal to the deferred tax assets due to the uncertainty of realizing the benefits of the assets.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

On March 1, 2009 the Company entered into a lease agreement with a company that is owned by four of the shareholders of the Company to sublease office space in Las Vegas, Nevada. Rent expense under the agreement was $4,000 from March 1, 2009 through September 30, 2009. Future minimum rent payments under the lease agreement are $1,000 per month through February 28, 2010, with an option to extend the lease on a month-to-month basis.

On May 26, 2009 the Company entered into a license administration agreement with TapouT, LLC (“TapouT”) to administer licenses to third parties to operate MMA gym facilities and standalone training centers under the TapouT name. Under the license agreement, the Company pays royalties to TapouT totaling 15 percent of net sales of TapouT branded equipment, 5 percent of net sales of future private label branded equipment, 50 percent of license fees for TapouT training centers and TapouT MMA clubs, and three percent of gross membership fees generated by TapouT training centers and TapouT MMA clubs. The license administration agreement also requires that the Company implement and administer a minimum of ten licenses during each of the calendar years ended December 31, 2010, 2011, 2012, and 2013, of which a minimum of eight are required to be standalone TapouT training centers.

NOTE 11 – STOCK SUBSCRIPTION NOTES RECEIVABLE

The shareholders entered into a stock subscription note receivable which was recorded as of the date of the respective contributions of each of the stockholders in the Company. As of September 30, 2009, stock subscription notes receivable outstanding totaled $1,000. The stock subscription notes receivable have been reported net of stockholders’ deficit in the accompanying balance sheets as of September 30, 2009.

NOTE 12 – CONCENTRATION OF RISK

From inception to September 30, 2009, five unrelated customers comprised 47 percent of total revenues.

NOTE 13 – SUBSEQUENT EVENTS

The Company evaluated subsequent events through the date the accompanying financial statements were issued, which was April 19, 2010.

In October 2009 the Company borrowed $95,420 from two unrelated parties and entered into an agreement with the unrelated parties. The agreement requires that the Company pay two thirds of the net revenue generated from the Company’s MMA club to the unrelated parties. Additionally, the unrelated parties which funded the MMA gym build-out will receive all of the net revenues generated from the MMA club, to be applied to their loan principal until their has been repaid in full.

On November 18, 2009, the Company entered into a royalty agreement with two related party shareholders which requires the Company to pay a royalty of 3.5 percent to the each of the two related party shareholders calculated on the gross profits generated from sales of TapouT branded equipment. The agreement stipulates that no royalties will be paid on the first $1,200,000 of net revenue generated from TapouT branded equipment sales. As of December 31, 2009, the Company has not incurred any expenses in connection with this royalty agreement.

On December 16, 2009 the Company was acquired by Sewell Ventures Inc. in a reverse acquisition. See additional details at note 1.

On December 16, 2009, the Company adopted the 2009 Equity Incentive Plan (the “Plan”). The Plan provides that key employees, consultants and non-employee directors of the Company or an affiliate may be granted: (1) options to acquire shares of the Company’s common stock, (2) shares of restricted common stock (3) stock appreciation rights, (4) performance-based awards, (5) “Dividend Equivalents,” and (6) other stock-based awards (collectively, “Awards”). The total number of shares of common stock that may be subject to Awards under the Plan will not exceed five million (5,000,000) shares. No stock or options were granted under the Plan through December 31, 2009.

On December 18, 2009 another related party loaned the Company $50,000. The note bore interest at eight percent annually and the principal and accrued interest is due on March 18, 2010. During March 2010, the note was refinanced with a new maturity date of May 26, 2010, an annual interest rate of five percent, and a conversion feature whereby the promissory note is convertible to common stock at an exercise price of 50 percent below the average trading price for the five day period prior to the date of conversion, with a minimum conversion price of $0.50 per share and a maximum conversion price of $1.50 per share.

On January 15, 2010, the Issuers name was changed with the State of Delaware from Sewell Ventures, Inc. to Truesport Alliances, Ltd., and on January 29, 2010, the Company changed its state of incorporation to the State of Nevada and restated the articles of incorporation changing the name to Truesport Alliances & Entertainment, Ltd.

The Company borrowed $144,340 from various investors under convertible notes payable from January 2010 to March 2010. The promissory notes mature on May 26, 2010, bear interest at five percent annually, and are convertible to common stock at an exercise price of 50 percent below the average trading price for the five day period prior to the date of conversion, with a minimum conversion price of $0.50 per share and a maximum conversion price of $1.50 per share.

On March 31, 2010, the Company issued 900,000 shares of common stock through a private placement memorandum at $0.25 per share for total proceeds of $225,000.

b) Pro Forma Financial Statements

TRUESPORT ALLIANCES & ENTERTAINMENT, LTD.
(formerly SEVEN BASE CONSULTING, LLC)
Pro Forma Condensed Combined Balance Sheet
September 30, 2009
(Unaudited)
	Historical		Pro Forma
	September 30,	Pro Forma	September 30,
	2009	Adjustments	2009
ASSETS
Current assets	$56,633	$595	$57,228
Related party notes receivable	207,555	--	207,555
Property, plant and equipment	119,126	--	119,126
	$383,314	$595	$383,909

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$60,749	$25	$60,774
Accrued compensation	49,440	--	49,440
Related party accrued compensation	105,850	--	105,850
Deferred revenue	19,754
Total current liabilities	235,793	25	216,064
Related party notes payable	42,000	7,153	49,153
Notes payable to stockholders	362,945	--	362,945
	640,738	7,178	628,162
Commitments and contingencies
Stockholders' deficit:
Common stock	117,875	50,000	167,875
Stock subscription notes receivable	(1,000)	--	(1,000)
Accumulated deficit	(374,299)	(56,583)	(430,882)
Total stockholders' deficit	(257,424)	(6,583)	(264,007)
	$383,314	$595	$364,155

See accompanying notes to the unaudited pro forma condensed combined financial statements.

TRUESPORT ALLIANCES & ENTERTAINMENT, LTD.
(formerly SEVEN BASE CONSULTING, LLC)
Pro Forma Condensed Combined Statement of Operations
(Unaudited)

	Historical		Pro Forma
	From Inception		From Inception
	through		through
	September 30,	Pro Forma	September 30,
	2009	Adjustments	2009

Net sales	$258,559	$-	$258,559
Cost of sales	167,705	-	167,705
Gross margin	90,854	-	90,854

Operating expenses
General and administrative	134,145	13,395	147,540
Guaranteed payments	331,008	-	331,008
	465,153	13,395	478,548
Operating loss	(374,299)	(13,395)	$(387,694)
Other income	-	-	-
Net loss before provision for income taxes	(374,299)	(13,395)	(387,694)
Provision for income taxes	-	-	-
Net loss	$(374,299)	(13,395)	(387,694)

Net loss per share	$(0.02)	0.01	$(0.01)

Weighted average shares outstanding - basic and diluted	18,446,362	9,200,000	27,646,362

See accompanying notes to the unaudited pro forma condensed combined financial statements.

TRUESPORT ALLIANCES & ENTERTAINMENT, LTD.

(formerly SEVEN BASE CONSULTING, LLC)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

September 30, 2009

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed combined financial statements and related notes have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

NOTE 2 – ORGANIZATION AND BUSINESS COMBINATION

Truesport Alliances & Entertainment, Ltd. (formerly Sewell Ventures, Inc. and referred to herein as “Truesport” or the “Company”) was incorporated under the laws of the State of Delaware on April 27, 2007 to search for investment opportunities.

On December 16, 2009, the Company acquired Seven Base Consulting, LLC, d.b.a. “7Base” a privately owned Nevada limited liability company (“7Base”), pursuant to an Acquisition Agreement (the “Exchange”). 7Base was organized under the laws of the State of Nevada on October 17, 2008. 7Base is a diversified company engaged in the business of designing, manufacturing, selling, distributing, and licensing to others the right to resell high quality, branded apparel, sporting goods, fitness equipment, merchandise, training centers and events under their own brand image. In addition, 7Base generates additional revenues through the sale of consulting, media, and entertainment services related to the mixed martial arts industry. Upon consummation of the Exchange, the Registrant adopted the business plan of 7Base.

Pursuant to the terms of the Exchange, the Company acquired 7Base in exchange for an aggregate of 20,000,000 newly issued shares (the “Exchange Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), resulting in an aggregate of 29,200,000 shares of the Company common stock issued and outstanding. As a result of the Exchange, 7Base became a wholly-owned subsidiary of the Company. The Company shares were issued to the members of 7Base on a pro rata basis, on the basis of the membership interests of 7Base held by such 7Base members at the time of the Exchange.

As a result of the ownership interests of the former shareholders of 7Base, for financial statement reporting purposes, the merger between the Company and 7Base has been treated as a reverse acquisition with 7Base deemed the accounting acquirer and the Company deemed the accounting acquiree under the purchase method of accounting in accordance with paragraph 805-40-05-2 of the FASB Accounting Standards Codification. The reverse merger is deemed a capital transaction and the net assets of 7Base (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the combination. The acquisition process utilizes the capital structure of the Company and the assets and liabilities of 7Base which are recorded at historical cost. The equity of the Company is the historical equity of 7Base retroactively restated to reflect the number of shares issued by the Company in the transaction. The historical financial statements presented herein reflect the balance sheet, statement of operations, statement of stockholder’s deficit, and statement of cash flows of 7Base as of and for the period from inception to September 30, 2009.

Seven Base Consulting, LLC (“7Base”), is a limited liability company organized on October 17, 2008 under the laws of the State of Nevada.

NOTE 3 – PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of 7Base, after giving effect to the Exchange and adjustments described in the following footnotes, and are intended to reflect the impact of this acquisition on the Company on a pro forma basis.

The unaudited pro forma condensed combined balance sheet reflects the Exchange as if it had been consummated on October 17, 2008 and includes pro forma adjustments to record the assets and liabilities of the Company as of September 30, 2009.

The unaudited pro forma condensed combined statement of operations from inception to September 30, 2009 combines 7Base’s historical results from inception to September 30, 2009, as retroactively restated, with the Company’s historical results for the year ended September 30, 2009. The unaudited pro forma statement of operations gives effect of the acquisition as if it had taken place on October 17, 2008.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the realization of potential cost savings, revenue synergies or any potential restructuring costs.

NOTE 4 – PRO FORMA ADJUSTMENTS

Pro forma adjustment to the balance sheet are necessary to reflect the cash, accounts payable, related party notes payable, common stock, and accumulated deficit of the Company (formerly Sewell Ventures, Inc.) as of September 30, 2009. Additionally, pro forma adjustments to the statement of operations are necessary to reflect general and administrative expenses of the Company (formerly Sewell Ventures, Inc.) for the year ended September 30, 2009.

NOTE 5 – PRO FORMA NET LOSS PER SHARE

Shares used to calculate unaudited pro forma combined basic and diluted net loss per share are based on the sum of the following: (a) The number of 7Base weighted-average shares used in computing historical net loss per share, basic and diluted, as retroactively restated; and (b) the number of the Company’s (formerly Sewell Ventures, Inc.) common shares outstanding as of September 30, 2009, as if the Exchange had taken place on October 17, 2008.

c) Exhibits

No.	Exhibits
---	--------
3	Filed Redomicile Conversion
3a	Restated Articles
99.1	Acquisition Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2010

By:

Name: Scott Ence

Title: President

EXHIBIT INDEX

No.	Exhibits
---	--------
3	Filed Redomicile Conversion
3a	Restated Articles
99.1	Acquisition Agreement